UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): January 19, 2021

Applied DNA Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36745 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

50 Health Sciences Drive

Stony Brook, New York 11790

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:

631-240-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	APDN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2021, the Board of Directors of Applied DNA Sciences, Inc. (the “Company”) approved the appointment of Judith Murrah, 62, as the Chief Operating Officer of the Company effective immediately and until the earliest of her removal, termination, or resignation from such office.

Ms. Murrah has served as the Company’s Chief Information Officer since June 1, 2013 and as the Company’s Secretary since December 22, 2017, whereby Ms. Murrah is responsible for both information technology strategy and implementation as well as certain Company operations. As the Company’s Chief Operating Officer, Ms. Murrah will continue to hold the titles of Chief Information Officer and Secretary, and Ms. Murrah’s responsibilities will expand to additional operations functions including the development of key customer and partner relationships, quality assurance oversight, and operations management.

Prior to joining the Company, Ms. Murrah held leadership positions in the technology industry, including as Senior Director of Information Technology at Motorola Solutions, and as Vice President for roles within global account sales, corporate and marketing communications, and information technology at Symbol Technologies before its acquisition by Motorola Solutions. Ms. Murrah holds an MBA from Harvard Business School and a B.S. in Industrial Engineering from the University of Rhode Island. She is an author of 14 U.S. patents.

As the Company’s Chief Operating Officer, the Company increased Ms. Murrah’s salary to an annual rate of $325,000, effective January 23, 2021, from $300,000 per annum. Ms. Murrah is not party to an employment agreement with the Company.

There are no other arrangements or understandings between Ms. Murrah and any other persons pursuant to which Ms. Murrah was appointed as the Company’s Chief Operating Officer. Ms. Murrah does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Ms. Murrah does not have any direct or indirect interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

On January 20, 2021, the Company issued a press release announcing the appointment of Ms. Murrah as the Chief Operating Officer. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated January 20, 2021

signatureS

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED DNA SCIENCES, INC.

Date: January 20, 2021	By:	/s/ James A. Hayward
	Name:	James A. Hayward
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 20, 2021